Exhibit 4.3

Execution Version

THIRD SUPPLEMENTAL INDENTURE, dated as of September 29, 2010 (this “Third Supplemental Indenture”), by and among INTELSAT CORPORATION, a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture, dated as of July 18, 2008 (as supplemented by the Supplemental Indenture, dated as of July 20, 2009, between the Company and the Trustee, and the Supplemental Indenture, dated as of December 14, 2009, among the Company, Intelsat Satellite IS 14, Inc. and the Trustee, the “Indenture”), pursuant to which the Company issued $658,119,000 aggregate principal amount of its 9 1/4% Senior Notes Due 2014 (the “Notes”);

WHEREAS, the Board of Directors of the Company has authorized the proposed amendments to the Indenture contemplated by this Third Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, Section 902 of the Indenture provides, inter alia, that in certain circumstances the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes;

WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated September 16, 2010 (the “Statement”), and accompanying Consent and Letter of Transmittal to the Holders of the Notes in connection with the Proposed Amendments as described in the Statement;

WHEREAS, the Holders of not less than a majority in aggregate principal amount of the Notes outstanding have approved the Proposed Amendments to the provisions of the Indenture and the Notes;

WHEREAS, the execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

WHEREAS the Indenture provides that in connection with this Third Supplemental Indenture, the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, and such Officers’ Certificate and Opinion of Counsel have been delivered to the Trustee on the date hereof; and

WHEREAS pursuant to Sections 902 and 903 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Third Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of all Holders of the Notes as follows:

ARTICLE 1 AMENDMENTS TO ARTICLE ONE—DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Section 102 of the Indenture is hereby amended by deleting the following definitions: “Acceptable Exclusions,” “Acquired Indebtedness,” “Acquisition,” “Acquisition Documents,” “Acquisition Notes,” “Adjusted EBITDA,” “Affiliate Transaction,” “Asset Sale,” “Asset Sale Offer,” “Backstop Credit Facility,” “Capitalized Lease Obligation,” “Cash Equivalents,” “Change of Control,” “Change of Control Offer,” “Change of Control Payment,” “Change of Control Payment Date,” “consolidated,” “Consolidated,” “Consolidated Depreciation and Amortization Expense,” “Consolidated Income Tax Expense,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Secured Debt Ratio,” “Consolidated Total Indebtedness,” “Contingent Obligations,” “Covenant Defeasance,” “Credit Facilities,” “Cumulative Credit,” “Cumulative Interest Expense,” “Debt to Adjusted EBITDA Ratio,” “Designated Non-cash Consideration,” “Designated Preferred Stock,” “Employee Transfer Agreement,” “EMU,” “Equity Offering,” “euro,” “Event of Loss,” “Event of Loss Proceeds,” “Excess Proceeds,” “Excluded Contribution,” “Excluded Satellite,” “Existing Intelsat Notes,” “Existing PanAmSat Notes,” “Existing Parent Indebtedness,” “G2 Transfer Agreement,” “Hedging Obligations,” “Historical Adjustments,” “incur,” “incurrence,” “Indebtedness,” “Independent Financial Advisor,” “In-Orbit Insurance,” “In-orbit Spare Satellite,” “Intelsat Acquisition,” “Intelsat Bermuda Intercompany Loan,” “Intelsat Bermuda Transfer,” “Intelsat Corp 2016 Notes,” “Intelsat Corp Refinancing,” “Intelsat Holdco,” “Intelsat Jackson,” “Intelsat Jackson Notes,” “Intelsat Jackson Unsecured Credit Agreement,” “Intelsat Sub Holdco,” “Intelsat, Ltd.,” “Intermediate Holdco,” “Investment Grade Rating,” “Investment Grade Securities,” “Investments,” “Liens,” “Management Group,” “Master Intercompany Services Agreement,” “Moody’s,” “Net Income,” “Net Proceeds,” “Net Transponder Capacity,” “New Intelsat Jackson Unsecured Credit Agreement,” “Obligations,” “Offer to Purchase,” “Outstanding Intelsat Corp 2014 Notes,” “Outstanding Intelsat Corp 2016 Notes,” “Outstanding Intelsat Jackson Notes,” “Pari Passu Indebtedness,” “Permitted Asset Swap,” “Permitted Holders,” “Permitted Investments,” “Permitted Liens,” “Prior Transaction Agreements,” “Qualified Proceeds,” “Rating Agencies,” “Receivables Facility,” “Receivables Fees,” “Refinancing Indebtedness,” “Refinancings,” “Refunding Capital Stock,” “Related Business Assets,” “Restricted Investment,” “Restricted Payments,” “Restricted Subsidiary,” “Retired Capital Stock,” “S&P,” “Sale and Lease-Back Transactions,” “Satellite,” “Satellite Manufacturer,” “Satellite Purchase Agreement,” “Satellite Purchaser,” “Secured Indebtedness,” “Senior Credit Documents,” “Senior Credit Facilities,” “Serafina Assignment,” “Similar Business,” “Special Interest Notice,” “Specified Intercompany Agreements,” “Sponsors,” “Subordinated Indebtedness,” “Successor Company,” “Successor Person,” “Total Assets,” “Transaction Agreement,” “Transactions,” “Unrestricted Subsidiary,” “Weighted Average Life to Maturity,” and “Wholly-Owned Subsidiaries.”

Section 1.02. Section 102 of the Indenture is hereby amended by replacing the reference to “Indebtedness” with “indebtedness” in the definition of “guarantee” thereof.

Section 1.03. Section 102 of the Indenture is hereby amended by replacing the phrase “Restricted Subsidiary” with “Subsidiary” in the definition of “Domestic Subsidiary” thereof.

Section 1.04. Section 102 of the Indenture is hereby amended by replacing the phrase “Restricted Subsidiary” with “Subsidiary” in the definition of “Foreign Subsidiary” thereof.

Section 1.05. Section 102 of the Indenture is hereby amended by deleting the third paragraph in the definition of “Outstanding” and replacing it with the following:

(3) Notes, except to the extent provided in Section 1302, with respect to which the Company has effected Legal Defeasance as provided in Article Thirteen; and

Section 1.06. Section 102 of the Indenture is hereby amended by replacing the phrase “Restricted Subsidiary” with “Subsidiary” in the definition of “Significant Subsidiary” thereof.

Section 1.07. Section 102 of the Indenture is hereby amended replacing the phrase “Restricted Subsidiary” with “Subsidiary” in the definition of “Subsidiary” thereof.

Section 1.08. Section 103 of the Indenture is hereby amended by deleting the phrase “(other than pursuant to Section 1008(a))” in the second paragraph thereof.

Section 1.09. To the extent not expressly deleted pursuant to the amendments set forth under this Article 1, (a) any definitions used exclusively in the provisions of the Indenture deleted pursuant to the amendments set forth under this Third Supplemental Indenture are hereby deleted in their entirety from the Indenture and the Notes and (b) all references made to a definition deleted from the Indenture pursuant to this Article 1 are hereby deleted in their entirety under this Article 1.

ARTICLE 2 AMENDMENTS TO ARTICLE THREE—THE NOTES

Section 2.01. Section 301 of the Indenture is hereby amended by replacing the phrase “Sections 202 and 1011” with “Section 202” in the first paragraph thereof.

Section 2.02. Section 301 of the Indenture is hereby amended by deleting the fourth paragraph thereof.

Section 2.03. Section 304 of the Indenture is hereby amended by deleting the phrase “1017, 1018,” in the last paragraph thereof.

Section 2.04. Section 312 of the Indenture is hereby amended by deleting the phrase “,subject to Section 1011 of this Indenture,” in the first sentence thereof.

ARTICLE 3 AMENDMENTS TO ARTICLE FOUR—SATISFACTION AND DISCHARGE

Section 3.01. Section 401(2) of the Indenture is hereby amended by replacing the phrase “the Credit Facilities any other material agreement or instrument” with “any material agreement or instrument”.

ARTICLE 4 AMENDMENTS TO ARTICLE FIVE—REMEDIES

Section 4.01. Section 501(3) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(3) [Intentionally omitted].

Section 4.02. Section 501(4) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(4) [Intentionally omitted].

Section 4.03. Section 501(5) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(5) [Intentionally omitted].

Section 4.04. Section 501(6) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(6) [Intentionally omitted].

Section 4.05. Section 501(7) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(7) [Intentionally omitted].

Section 4.06. Section 501(8) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(8) [Intentionally omitted].

Section 4.07. Section 501(9) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(9) [Intentionally omitted].

Section 4.08. Section 502(a) of the Indenture is hereby amended by deleting the phrase “(other than an Event of Default specified in Section 501(8) above)” in the first sentence thereof.

Section 4.09. Section 502(b) of the Indenture is hereby amended by deleting the phrase “an Event of Default specified in Section 501(8) above occurs” in the last sentence thereof and replacing it with the phrase “a voluntary or involuntary case has been commenced against the Company or any Significant Subsidiary under any Bankruptcy Law”.

Section 4.10. Section 502(d) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(d) [Intentionally omitted].

ARTICLE 5 AMENDMENTS TO ARTICLE SIX—THE TRUSTEE

Section 5.01. Section 607 of the Indenture is hereby amended by deleting the phrase “an Event of Default specified in Section 501(8)” in the third paragraph thereof and replacing it with the phrase “a voluntary or involuntary case commenced against the Company or any Significant Subsidiary under any Bankruptcy Law”.

ARTICLE 6 AMENDMENTS TO ARTICLE EIGHT—MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

Section 6.01. Section 801 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 801. [Intentionally omitted].

Section 6.02. Section 802 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 802. [Intentionally omitted].

Section 6.03. Section 803 of the Indenture is hereby amended by deleting the phrase “in accordance with Sections 801 and 802 hereof” in the first sentence thereof.

ARTICLE 7 AMENDMENTS TO ARTICLE TEN—COVENANTS

Section 7.01. Section 1004 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1004. [Intentionally omitted].

Section 7.02. Section 1005 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1005. [Intentionally omitted].

Section 7.03. Section 1006 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1006. [Intentionally omitted].

Section 7.04. Section 1007 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1007. [Intentionally omitted].

Section 7.05. Section 1008 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1008. [Intentionally omitted].

Section 7.06. Section 1009 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1009. [Intentionally omitted].

Section 7.07. Section 1010 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1010. [Intentionally omitted].

Section 7.08. Section 1011 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1011. [Intentionally omitted].

Section 7.09. Section 1012 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1012. [Intentionally omitted].

Section 7.10. Section 1013 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1013. [Intentionally omitted].

Section 7.11. Section 1014 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1014. [Intentionally omitted].

Section 7.12. Section 1015 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1015. [Intentionally omitted].

Section 7.13. Section 1016 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1016. [Intentionally omitted].

Section 7.14. Section 1017 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1017. [Intentionally omitted].

Section 7.15. Section 1018 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1018. [Intentionally omitted].

Section 7.16. Section 1019 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1019. [Intentionally omitted].

Section 7.17. Section 1020 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1020. [Intentionally omitted].

ARTICLE 8 AMENDMENTS TO ARTICLE TWELVE—GUARANTEES

Section 8.01. Section 1203 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1203. [Intentionally omitted].

Section 8.02. Section 1208 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1208. Release of a Guarantor. Any Guarantee by a Subsidiary of the Notes shall be automatically and unconditionally released and discharged upon:

(1) (A) any sale, exchange or transfer (by merger or otherwise) of all of the Company’s Capital Stock in such Guarantor or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(B) the release or discharge of the guarantee by such Subsidiary which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee; or

(C) the Legal Defeasance of the Notes under Section 1302 hereof, or if the Company’s obligations under the Indenture are discharged in accordance with Section 401; and

(2) such Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE 9 AMENDMENTS TO ARTICLE THIRTEEN—LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01. Section 1301 of the Indenture is hereby amended by replacing the phrase “either Section 1302 or Section 1303” and with the phrase “Section 1302”.

Section 9.02. Section 1302 of the Indenture is hereby amended by deleting the sentence “Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.”

Section 9.03. Section 1303 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1303. [Intentionally omitted].

Section 9.04. Section 1304 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 1304. Condition to Legal Defeasance. The following shall be a condition to the application of Section 1302 to the Outstanding Notes: The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) non-callable Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any, or, interest due on the Notes; provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

Section 9.05. Section 1305 of the Indenture is hereby amended by deleting the phrase “or Covenant Defeasance, as applicable” in the third paragraph thereof.

Section 9.06. Section 1306 of the Indenture is hereby amended by deleting the phrase “or 1303, as the case may be,”.

ARTICLE 10 AMENDMENTS TO THE NOTES, THE RULE 144A/REGULATION S/IAI APPENDIX, EXHIBIT A AND EXHIBIT C

Section 10.01. The Notes are hereby amended by deleting and amending paragraph 6 on the reverse side thereof to read in its entirety as set forth below:

6. [Intentionally omitted].

Section 10.02. The Notes are hereby amended by deleting and amending paragraph 12 on the reverse side thereof to read in its entirety as set forth below:

12. [Intentionally omitted].

Section 10.03. The Notes are hereby amended by deleting the section:

“OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1017 or 1018 of the Indenture, check the box:   ☐

☐  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1017 or 1018 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.”

Section 10.04. Section 2.2 of the Rule 144A/Regulation S/IAI Appendix to the Indenture is hereby amended by deleting the phrase “and, in the case of any issuance of Additional Notes pursuant to Section 313 of the Indenture, shall certify that such issuance is in compliance with Section 1011 of the Indenture” in the last sentence thereof.

Section 10.05. Exhibit 1 of the Rule 144A/Regulation S/IAI Appendix to the Indenture is hereby amended by deleting and amending paragraph 6 thereof to read in its entirety as set forth below:

6. [Intentionally omitted].

Section 10.06. Exhibit 1 of the Rule 144A/Regulation S/IAI Appendix to the Indenture is hereby amended by deleting and amending paragraph 12 thereof to read in its entirety as set forth below:

12. [Intentionally omitted].

Section 10.07. Exhibit 1 of the Rule 144A/Regulation S/IAI Appendix to the Indenture is hereby amended by deleting the section:

“OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1017 or 1018 of the Indenture, check the box:  ☐

☐  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1017 or 1018 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.”

Section 10.08. Exhibit A to the Indenture is hereby amended by deleting and amending paragraph 6 thereof to read in its entirety as set forth below:

6. [Intentionally omitted].

Section 10.09. Exhibit A to the Indenture is hereby amended by deleting and amending paragraph 12 thereof to read in its entirety as set forth below:

12. [Intentionally omitted].

Section 10.10. Exhibit A of the Rule 144A/Regulation S/IAI Appendix to the Indenture is hereby amended by deleting the section:

“OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1017 or 1018 of the Indenture, check the box:   ☐

☐  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1017 or 1018 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.”

Section 10.11. Exhibit C of the Indenture is hereby deleted in its entirety.

ARTICLE 11 EFFECTIVENESS

Section 11.01. This Third Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto. The Proposed Amendments set forth herein shall become operative at the time and date at which the Company notifies the Trustee, in its capacity as depositary for the Notes in connection with the Offer and the Consent Solicitation (each as defined in the Statement), that the validly tendered Notes are accepted for purchase pursuant to, and subject to the conditions set forth in, the Statement.

ARTICLE 12 MISCELLANEOUS

Section 12.01. To the extent not expressly deleted pursuant to the amendments set forth in this Third Supplemental Indenture, all references to a provision of the Indenture deleted from the Indenture pursuant to this Third Supplemental Indenture are hereby deleted.

Section 12.02. Amendments to the Indenture pursuant to this Third Supplemental Indenture shall also apply to the Notes, including without limitation, provisions of the Notes amended as set forth in the amendments to the Exhibits to the Indenture.

Section 12.03. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Third Supplemental Indenture.

Section 12.04. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

Section 12.05. When the Proposed Amendments set forth herein shall become operative as provided in Article 10 above, the terms and conditions of this Third Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Third Supplemental Indenture will control.

Section 12.06. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 12.07. All covenants and agreements in this Third Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 12.08. In case any provisions in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.09. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 12.10. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Third Supplemental Indenture.

Section 12.11. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 12.12. All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 12.13. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

Section 12.14 The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

INTELSAT CORPORATION

By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President & Chief Financial Officer

EACH OF THE ENTITIES LISTED ON SCHEDULE I HERETO

By:	/s/ Anita Beier
	Name:	Anita Beier
	Title:	Senior Vice President & Controller/Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]

Schedule I

Guarantors

Name	Jurisdiction of Incorporation

AccessPas, Inc.	Delaware

Intelsat Asia Carrier Services, Inc.	Delaware

PanAmSat Capital Corporation	Delaware

PanAmSat Communications Carrier Services, Inc.	California

PanAmSat Communications Japan, Inc.	California

PanAmSat Communications Services, Inc.	California

PanAmSat Europe Corporation	Delaware

PanAmSat H-2 Licensee Corp.	Delaware

PanAmSat India Marketing, L.L.C.	Delaware

PanAmSat India, Inc.	Delaware

PanAmSat International Holdings, LLC	Delaware

PanAmSat International Sales, Inc.	Delaware

PanAmSat International Systems Marketing, L.L.C.	Delaware

Intelsat International Systems, LLC	Delaware

PanAmSat Licensee Corp.	Delaware

PanAmSat Satellite Galaxy 10R, Inc.	Delaware

PanAmSat Satellite Galaxy 11, Inc.	Delaware

PanAmSat Satellite Galaxy 12, Inc.	Delaware

PanAmSat Satellite Galaxy 13, Inc.	Delaware

PanAmSat Satellite Galaxy 14, Inc.	Delaware

PanAmSat Satellite Galaxy 15, Inc.	Delaware

PanAmSat Satellite Galaxy 16, Inc.	Delaware

Intelsat Satellite Galaxy 17, Inc.	Delaware

Intelsat Satellite Galaxy 18, Inc.	Delaware

Intelsat Satellite IS 11, Inc.	Delaware

Intelsat Satellite IS 14, Inc.	Delaware

PanAmSat Satellite Galaxy 1R, Inc.	Delaware

PanAmSat Satellite Galaxy 3C, Inc.	Delaware

PanAmSat Satellite Galaxy 3R, Inc.	Delaware

PanAmSat Satellite Galaxy 4R, Inc.	Delaware

PanAmSat Satellite Galaxy 5, Inc.	Delaware

PanAmSat Satellite Galaxy 9, Inc.	Delaware

PanAmSat Satellite HGS 3, Inc.	Delaware

PanAmSat Satellite HGS 5, Inc.	Delaware

PanAmSat Satellite Leasat F5, Inc.	Delaware

PanAmSat Satellite PAS 10, Inc.	Delaware

PanAmSat Satellite PAS 1R, Inc.	Delaware

PanAmSat Satellite PAS 2, Inc.	Delaware

PanAmSat Satellite PAS 3, Inc.	Delaware

PanAmSat Satellite PAS 4, Inc.	Delaware

PanAmSat Satellite PAS 5, Inc.	Delaware

PanAmSat Satellite PAS 6B, Inc.	Delaware

PanAmSat Satellite PAS 7, Inc.	Delaware

PanAmSat Satellite PAS 8, Inc.	Delaware

PanAmSat Satellite PAS 9, Inc.	Delaware

PanAmSat Satellite SBS 6, Inc.	Delaware

PanAmSat Services, Inc.	Delaware

2

Intelsat International Employment, Inc.	Delaware

PAS International, LLC	Delaware

Intelsat Service and Equipment Corporation	Delaware

Southern Satellite Corp.	Connecticut

Southern Satellite Licensee Corporation	Delaware

USHI, LLC	Delaware

3